EXHIBIT 10

                                  RED ZONE LLC
                           21300 Redskins Park Drive
                            Ashburn, Virginia 20147


For Immediate Release                                             Oct. 5, 2006



                        RED ZONE LLC REQUESTS RECORD DATE
                       FOR SIX FLAGS' CONSENT SOLICITATION

      Ashburn, VA - Red Zone LLC announced today that it has requested that the board of directors of Six Flags, Inc. set a record date to determine the stockholders entitled to consent to Red Zone's proposals to remove three directors from Six Flags' board and replace them with Mark Shapiro, Daniel Snyder and Dwight Schar. Red Zone's director nominees are expected to urge the Six Flags board to take immediate steps to improve the Company's operational performance and elect Mr. Shapiro Chief Executive Officer and Mr. Snyder Chairman.

      Promptly after a record date is established, Red Zone intends to solicit Six Flags stockholders to consent to several proposals which are described in Red Zone's revised preliminary consent solicitation statement as filed with the Securities and Exchange Commission.

      Six Flags' bylaws require that Red Zone give the Company notice of its intent to solicit stockholders to consent to corporate action in lieu of a meeting and request that the board of directors set a record date. Pursuant to the bylaws, the board is required to set the record date promptly, but in all events within 10 days after the date on which it receives written notice. The record date cannot be more than 10 days after the date upon which the board adopts a resolution setting the record date.

Important Information About Red Zone's Consent Solicitation
-----------------------------------------------------------

      In connection with its consent solicitation, Red Zone has filed a preliminary consent solicitation statement with the SEC, which is available free of charge at the SEC's website at http://www.sec.gov. Stockholders of Six Flags, Inc. are urged to read this preliminary consent solicitation statement, and the definitive consent solicitation and other materials relating to the consent solicitation, when available, because they contain important information. Investors and stockholders can obtain free copies of the definitive consent solicitation statement by contacting Innisfree M&A Incorporated, 501 Madison Avenue, 20th floor, New York, NY 10022, 1-877-750-9497. The definitive consent solicitation statement and all other materials filed with the SEC by Red Zone will also be available free of charge at the SEC's website at http://www.sec.gov.

      Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Six Flags, Inc. In connection with the consent solicitation, and their interests, are set forth in the preliminary consent solicitation statement that was filed by Red Zone with the SEC.

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Contact:    Karl Swanson, 703-726-7135